Exhibit 99.906 Cert

Section 906 Certifications

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s) 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2007 of Dupree Mutual Funds (the “Registrant”).

I, Thomas P. Dupree, Sr., President of the Registrant, certify that, to the best of my knowledge,:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 5, 2008

/s/ Thomas P. Dupree, Sr.
President, Dupree Mutual Funds

This certification is provided pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (s) 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2007 of Dupree Mutual Funds (the “Registrant”).

I, Michelle M. Dragoo, Treasurer of the Registrant, certify that, to the best of my knowledge,:

3.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

4.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 5, 2008

/s/ Michelle M. Dragoo
Treasurer, Dupree Mutual Funds